Exhibit 99.1

Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
UNAUDITED INTERIM CONDENSED CONSOLIDATED INCOME STATEMENT
*Amounts are rounded to one decimal place
(1) Amortization, depreciation, impairment and provision don’t include amortization on customer relationships and technologies recognized in other operating income and expenses.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
*Amounts are rounded to one decimal place

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

In € millions	Notes	30 Jun. 2023	31 Dec. 2022
Goodwill	**12**	2,118.7	2,117.5
Other intangible assets	**13**	806.4	833.6
Property, plant and equipment	**14**	225.8	222.8
Right-of-use assets	**14**	276.5	276.6
Other financial assets		28.9	24.7
Deferred tax assets		14.4	16.3
Total non-current assets		**3,470.7**	**3,491.4**
Inventories and work in progress		2.5	5.0
Trade and related receivables	**17**	481.0	433.4
Tax and employee-related receivables		125.6	116.1
Other current assets		83.8	84.8
Cash		*141.8*	*158.0*
Restricted cash		*170.1*	*182.0*
Cash and cash equivalents	**18**	311.9	340.0
Total current assets		**1,004.7**	**979.3**
Total assets		**4,475.4**	**4,470.7**

In € millions	Notes	30 Jun. 2023	31 Dec. 2022
Share capital		13.6	13.6
Share premium and reserves		1,458.9	1,419.3
Net profit		11.8	39.3
Equity attributable to owners of the Company		**1,484.3**	**1,472.3**
Non-controlling interests		1.1	1.0
Total equity	**19**	**1,485.3**	**1,473.2**
Non-current provisions		16.8	16.9
Deferred tax liabilities		138.2	142.2
Non-current financial liabilities	**18**	1,745.9	1,745.6
Non-current lease liabilities	**18**	251.4	242.5
Other non-current liabilities		49.2	56.8
Total non-current liabilities		**2,201.6**	**2,204.0**
Current provisions		23.0	23.6
Bank overdrafts	**18**	0.1	0.0
Other current financial liabilities	**18**	32.1	29.4
Current lease liabilities	**18**	60.8	62.3
Trade and related payables	**20**	103.8	128.7
Tax and social security payables	**20**	318.8	312.5
Other current liabilities	**20**	250.0	237.1
Total current liabilities		**788.5**	**793.5**
Total equity and liabilities		**4,475.4**	**4,470.7**

*Amounts are rounded to one decimal place

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

In € millions	Notes	Six-month periods ended Jun. 30, 2023	Jun. 30, 2022
Net profit		**11.9**	**2.7**
Income tax expenses		7.7	4.1
Net financial expenses	**10**	92.4	85.8
Amortization, depreciation, impairment and provision (1)	**8**	80.7	79.1
Non-cash items of other operating income and expenses		41.0	30.4
Income tax paid	**11**	(27.8)	(15.8)
Change in working capital		(56.6)	(60.9)
Change in Logbox liabilities	**18.3**	(12.1)	13.4
Net cash flow from operating activities		**137.2**	**138.8**
Acquisition of property, plant and equipment and intangible assets		(47.6)	(50.4)
Proceeds from disposals of property, plant and equipment and intangible assets		0.2	0.2
Acquisition of subsidiaries, net of cash and cash equivalents acquired	**4.1**	(2.0)	(24.5)
Net cash out flow on other current and non current assets		(0.6)	(1.2)
Net cash flow from investing activities		**(50.0)**	**(75.9)**
Increase in borrowings	**18**	3.1	3.5
Repayment of borrowings	**18**	(7.4)	(7.5)
Repayment of lease liabilities	**18**	(33.2)	(33.7)
Interest paid		(65.9)	(41.0)
Other financial income and expenses		(11.2)	(2.6)
Acquisition of treasury shares	**19**	(0.0)	(0.1)
Dividends paid		0.0	(0.0)
Change in non-controlling interests		(0.0)	0.1
Net cash flow from financing activities		**(114.5)**	**(81.3)**
Loss on the net monetary position	**10**	(1.9)	(1.7)
Effect of exchange rates on cash and cash equivalents		1.1	3.8
Increase (decrease) in net cash and cash equivalents		**(28.1)**	**(16.3)**
Opening net cash and cash equivalents		340.0	374.0
Closing net cash and cash equivalents		311.8	357.3
Increase (decrease) in net cash and cash equivalents		**(28.1)**	**(16.7)**

*Amounts are rounded to one decimal place
(1) Net charges to amortization, depreciation, impairment and provision don’t include amortization on customer relationships and technologies recognized in other operating income and expenses.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
*Amounts are rounded to one decimal place
(1) In Q2 2023, the loss on put options is mainly due to the remeasurement for €6.1 million of the put option related to the company Pitech acquired in 2020.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 GENERAL INFORMATION
1.1 Information relating to the Company
Marnix Lux SA (the "Company") was incorporated in the Grand-Duchy of Luxembourg on July 19, 2019 as a public company limited by shares (société anonyme) within the definition of the Luxembourg Law of August 10, 1915. The Company has been established for an unlimited duration. The registered office is established in 2, rue Edward Steichen, L-2540 Luxembourg under the commercial register number B 236.573.
The unaudited interim condensed consolidated financial statements include the financial statements of the parent company, Marnix Lux SA referred as “the Company”, and its subsidiaries together referred to as “the Group”.
The Group specializes in customer experience (CX) engineering and business process outsourcing (BPO).
The unaudited interim condensed consolidated financial statements of the Group as of June 30, 2023 and for the six-month period ended June 30, 2023 and June 30, 2022 were approved by the board of directors of Marnix Lux SA on August 4, 2023 based on the going concern assumption.
1.2 Basis of preparation of the consolidated financial statements
The unaudited interim condensed consolidated financial statements are presented in millions of euros, rounded to one decimal place.
1.2.1 International Financial Reporting Standards
These unaudited interim condensed consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as issued by the International Accounting Standards Board (IASB).
They do not include all the information required for full annual financial statements and should be read in conjunction with the consolidated financial statements of the company as at and for the year ended 31 December 2022.
1.2.2 New standards and interpretations adopted by the IASB and applied by the Group
The accounting principles applied by the Group are the same as those applied in the consolidated financial statements at 31 December 2022.
1.3 Use of estimates
The preparation of consolidated financial statements in conformity with IFRS requires the use of estimates and assumptions which affect the amounts reported in the financial statements. Most critical accounting estimates are listed below:
•Measurement of fair value of intangible assets as part of a business combination (Note 4.1, 13);
•Impairment of intangible assets and goodwill (Note 12 and 13);
•Measurement of the right-of-use assets and lease liabilities (Note 14);
•Measurement of derivative financial instruments (Note 16);
•Measurement of share-based payments expense (Note 9).
The estimates are based on information available at the time of preparation of the financial statements, and may be revised, in a future period, if circumstances change, or if new information is available. Actual results may differ from these estimates.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
NOTE 2 SIGNIFICANT EVENTS OF THE PERIOD
On March 29, 2023, Concentrix Corp entered into a binding put option letter agreement with certain stockholders of Webhelp Parent.
This transaction will create a leading global customer experience provider, crystallizing the ambition of the two groups to play a major role in the CX industry and further accelerate their respective development.
Pursuant to the Put Option, Concentrix Corp has committed to acquire all of the issued and outstanding capital stock of Marnix Lux SA for an aggregate consideration of (i) €500.0 million in cash at closing, (ii) notes with an aggregate principal amount of €700.0 million with a term of two years and bearing interest at a rate of 2% per annum, (iii) 14,861,885 shares of Concentrix and (iv) a contingent right to earn an additional 750,000 shares of Concentrix common stock if certain conditions set forth in the Share Purchase and Contribution Agreement occur, including the share price of Concentrix common stock reaching $170.00 per share within seven years from the closing of the Transaction.
The put option was exercised on June 2, 2023 and the parties have entered into a Share Purchase and Contribution Agreement on June 12, 2023. The transaction is expected to close by the end of the year, subject to the approval of the regulatory authorities and fulfillment of customary closing conditions (including Concentrix’ shareholders approval).
NOTE 3 SEASONALITY
Webhelp’s revenue fluctuates with the underlying trends in its clients’ businesses and trends in the level of consumer activity. As a result, Webhelp’s margins are typically higher in the third and fourth quarters. The impact of this seasonality has been offset by Webhelp’s significant growth and geographic expansion, as well as longer term social and economic conditions and industry specific trends and conditions.
NOTE 4 CONSOLIDATION BASIS AND SCOPE
4.1 Business combinations
Acquisition of Uitblinqers
In April 2022, the Group acquired 100% of the shares of Uitblinqers, a Dutch BPO business with more than 800 employees.

The acquisition has been fully consolidated since 1 May 2022.

The transaction was settled in cash and amounted to €13.6 million (excluding €0.2 million in transaction costs). An earnout valued at €22.7 million at the acquisition date was provided for in the purchase agreement. The calculation method of earnout is based on Uitblinqers entities’ 2022 and 2023 EBITDA as defined by the purchase agreement.
The earnout has been revised by €4.7 million after the 12 months following the date of acquisition. The impact of this remeasurement has been booked through other operating income and expenses in Q2 2023.

Goodwill of €35.0 million was allocated to customer relationships (€9.1 million, excluding tax, amortized over 8 years). Residual goodwill amounted to €28.2 million is justified by the innovative student model developed by the company and the potential to scale it in other Webhelp geographies.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
Acquisition of Grupo Services
On 1 August 2022, Webhelp finalized the acquisition of the Brazilian company Grupo Services employing over 9,000 people and specialized in outsourcing, digital transformation and artificial intelligence in the fields of customer service, debt collection and sales.

Webhelp holds 100% of the capital of the three companies acquired and exercises exclusive control (full consolidation).

The purchase price valued at the date of acquisition, recognized as of December 31, 2022 was 90.8 million (excluding transaction costs of €1.3 million) through:
•Cash payment of €55.0 million;
•Two earnouts estimated at a discounted value of €20.3 million at the acquisition date and to be paid between 2023 and 2027 in amounts based on Grupo Services’ entities’ 2022, 2023 and 2026 EBITDA;
•A deferred payment due in 2027, estimated at the acquisition date at a discounted value of €15.5 million.
The calculation method of earn out and deferred payment are based on EBITDA of the group acquired as defined by the purchase agreement.

During the 12 months following the date of acquisition, the fair value of the two earnouts has been revised, resulting of additional information, that Webhelp considered after that date about facts and circumstances that existed at the acquisition date. It’s mainly due to the application of specific purchase agreement’s rules in the calculation of the earn out. The increase in the purchase price of €3.3 million in Q2 2023 has been recognized in the opening balance sheet.

The table below presents the preliminary and final fair values attributed to Grupo Services’s identifiable assets and liabilities:

Goodwill of €75.6 million was allocated mainly to customer relationships (€33.7 million, excluding tax, amortized over 9 years) and technologies (€8.2 million, excluding tax, amortized over 6 years). Provisions for contingent liabilities totaling €1.5 million relating to tax risks were also recognized in the opening balance sheet.
Residual goodwill amounted to €49.4 million mainly representing the potential synergy of using GS’ state-of-the-art voicebot technology for collection business in other Webhelp geographies.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
4.2 Foreign currency translation of the financial statements
The following are the exchange rates used to translate the financial statements of the Group’s main subsidiaries:
NOTE 5 REVENUES
For the three-months ended June 30, 2023, revenue amounted to €642.1 million compared with €588.4 for the three-months ended June 30, 2022, representing an increase of 9.1%.
For the six-months ended June 30, 2023, revenue amounted to €1,320.4 million compared with €1,177.9 million for the six-months ended June 30, 2022, representing an increase of 12.1%.
Revenues are broken down by industrial verticals as follows:

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
NOTE 6 PURCHASES CONSUMED AND OTHER EXTERNAL EXPENSES
Purchases consumed and other external expenses amounted respectively to €83.9 million and €173.0 million for the three and six-months ended June 30, 2023, compared with €80.1 million and €166.9 million for the three and six-months ended June 30, 2022, and can be broken down as follows:
NOTE 7 PERSONNEL EXPENSES AND EMPLOYEE BENEFITS
Personnel expenses in the income statement can be broken down as follows
NOTE 8 NET CHARGES TO AMORTIZATION, DEPRECIATION, IMPAIRMENT AND PROVISION
Net charges to amortization, depreciation, impairment, and provision don’t include amortization on customer relationships and technologies recognized in other operating income and expenses.
Net charges to amortization, depreciation, impairment, and provision amounted respectively to €40.0 and €80.7 million for the three and six-months ended June 30, 2023, compared with €42.7 and €79.1 million for the three and six-months ended June 30, 2022.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
NOTE 9 OTHER OPERATING INCOME AND EXPENSES
“Other operating income and expenses” breaks down as follows:

“Other operating income and expenses” mainly comprise:
(1)amortization of customer relationships and technologies corresponding to the portion of the purchase price allocated to customer relationships and technologies contributed by the Group since 2019 and other companies since 2021 and 2022.
(2)costs related to M&A projects, acquisition of business and integration of acquired business including the remeasurement of the earnout related to Uitblinqers acquisition for €4.7 million in H1 2023
(3)transformation project costs mainly related to
-costs relating to the change in the Group’s real estate policy following the increase in remote working at various sites (€4.2 million in Q2 2023 compared with €0.3 million in Q2 2022; €6.9 million in H1 2023 compared with €2.4 million in H1 2022)
-costs for the transformation of our accounting, human resources, and reporting systems (€3.5 million in Q2 2023, €0.7 million in Q2 2022; €5.6 million in H1 2023, €1.3 million in H1 2022).
NOTE 10 NET FINANCIAL INCOME OR EXPENSES
Net financial income or expenses comprised the following components:
(1)Interest expense mainly comprised interest paid quarterly on the senior loan; loan issuance costs and amortization of these costs using the effective interest rate method; and financial costs on undrawn credit facilities. The increase during the six-months ended June 30, 2023, compared to the six-months ended June 30, 2022 was primarily due to an increase in interest expenses related to Webhelp’s senior loan as a result of general increases of variable reference rates (Euribor, SONIA and SOFR indexes).
(2)In accordance with IAS 29 “Financial Reporting in Hyperinflationary Economies”, remeasurements of non-monetary items and income and expense items of the Turkish companies during the three and six-months ended June 30, 2023, were offset against respectively a €0.6 and €1.9 million loss on net monetary position in profit or loss compared with €1.7 million loss for six-months ended June 30, 2022.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
(3)The foreign exchange loss was mainly due to the unrealized foreign exchange loss from the intercompany loans denominated in currency different than the functional currency of the lender or the borrower.

NOTE 11 INCOME TAX

The interim period income tax expense is accrued using the tax rate that would be applicable to expected total annual earnings, i.e. the estimated average annual effective income tax rate applied to the pre-tax income of the interim period in accordance with IAS 34.
Based on the best projection at the following dates, Webhelp applied a group effective tax rate to recognize income tax as of June 30, 2022 and June 30, 2023 of 24.0% and 32.1% respectively, on the profit before tax and share-based compensation. As of June 30, 2022, the group effective tax rate has not been applied to the impact of the remeasurements of non-monetary items and income and expense items of the Turkish companies under IAS 29 “Financial Reporting in Hyperinflationary Economies” as the impact was not material.
The increase in the group effective tax rate is mainly due to a higher proportion of financial interests concerned by the limitation of deductibility, and the non-recognition of deferred tax assets on some operating losses.
NOTE 12 GOODWILL
The breakdown of goodwill was as follows:

At 30 June 2023, the Group’s goodwill amounted to €2,118.7 million, compared with €2,117.5 million at 31 December 2022 due to:
(1)the completion of the goodwill allocation of Grupo Services detailed in Note 4.1 “Business combination”
(2)the effect of currency translation on goodwill related to Dynamicall, OneLink and Grupo Services acquisitions.
Webhelp didn’t recognize any impairment of goodwill as of 31 December 2022 and 30 June 2023.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
NOTE 13 OTHER INTANGIBLE ASSETS
The change in intangible assets according to the nature can be broken down as follows:
Webhelp didn’t recognize any impairment as of 31 December 2022 and 30 June 2023.
NOTE 14 PROPERTY, PLANT AND EQUIPMENT
The change in property, plant and equipment according to the nature can be broken down as follows:
NOTE 15 MANAGEMENT OF FINANCIAL RISK
Due to its activities, the Group is exposed to various types of financial risk:
•market risk: foreign exchange risk, interest rate risk,
•credit and counterparty risk, and
•liquidity risk.
15.1 Credit risk
The Group does not believe that there is a significant potential impact arising from credit risk due to the high credit rating of the Group’s counterparties.
15.2 Interest rate risk
The Webhelp Group manages its own interest rate and foreign exchange risk. Webhelp takes no speculative positions.
The Group’s exposure to interest rate risk arises mainly from its variable-rate debt, taken out in connection with GBL’s majority investment in November 2019, which was extended in July 2021 for the OneLink acquisition.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
To manage exposure to interest rate increases, in Q4 2022 the Webhelp group set up interest rate hedges to convert a portion of variable-rate debt payments to fixed-rate payments. The overall fair value of these hedges, which are classified as cash flow hedges in IFRS, is €10.6 million as of June 30, 2023. The fair value is recognized in full under shareholders’ equity due to the effective nature of the hedge.
•GBP hedging: an interest rate swap was set up based on a notional amount of GBP 75 million to pay a fixed interest rate (swap rate) of 3.865% and receive a variable rate equal to the Sterling Overnight Index Average (SONIA), with a floor of 0%. No premium was paid for the purchase of the floor as the latter was incorporated into the swap’s fixed interest rate.
•EUR hedging: cap spread strategy [2.50 – 4.50%] based on a notional principal amount of €100 million, maturing in July 2025, and two collars (purchase of a cap with a strike rate of 3% and sale of floor at 1.75%) based on an aggregate notional principal amount of €200 million, maturing in July 2025. Webhelp SAS is required to pay a total premium of €2.6 million according to a contractual schedule.
•USD hedging: collar strategy based on a notional amount of USD 200 million (purchase of an interest rate cap of 4% and sale of an interest rate floor at 1.15%), plus the purchase of an interest rate floor of 0.50% reflecting the floor in the hedged item. Webhelp SAS paid a premium of USD 1.2 million in 2022.
Regarding sensitivity:
•Theoretically, a 100 basis point rise in the 3-month Euribor would generate approximately €13 million in additional interest expense per year. However, Webhelp has hedged a portion of its risk with collars and cap spreads. The 3-month EURIBOR was 3.058% at 30 June 2023, so a 100 basis point rise would generate €10.7 million in additional interest expense. Conversely, a 100 basis point decrease would generate an interest expense decrease of approximately €10 million.
•Theoretically, a 100 basis point rise in the SONIA would generate approximately GBP 1.3 million in additional financial expense, excluding the effect of currency translation. However, Webhelp has hedged a portion of its risk with an interest rate swap. As the SONIA was 4.93% at 30 June 2023, a 100 basis point rise would generate GBP 0.5 million in additional interest expense. Conversely, a 100 basis point decrease would generate an interest expense decrease of GBP 0.5 million.
•Theoretically, a 100 basis point rise in the SOFR would generate approximately USD 3.5 million in additional interest expense, excluding the effect of currency translation. However, Webhelp has hedged a portion of its risk with collars. The SOFR was 5.09% at 30 June 2023, so a 100 basis point rise would generate USD 1.7 million in additional interest expense. Conversely, a 100 basis point decrease would generate a decrease of USD 1.7 million in interest expense.
15.3 Foreign exchange risk
With regard to foreign exchange risk, transactions carried out by Webhelp are denominated, whenever possible, in the same currency as the functional currency of the entity undertaking the transaction. The foreign exchange risk arises from intercompany transaction between offshore contact centers and commercial entities who billed the customers. To hedge this transactional currency risk, Webhelp uses currency forwards and non-deliverable forwards. In compliance with IFRS 9, the hedging relationship has been classified as a cash flow hedge. As of June 30, 2023, an aggregate fair value of -€1.6 million was recognized on the balance sheet with offsetting entries of -€1.5 million in other comprehensive income and -€0.1 million in income statement respectively.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
The Group’s exposure to foreign exchange rate risk arises also from the portion of its variable-rate debt denominated in GBP and USD. The following sensitivity testing did not show any major risk: at 30 June 2023, a 1,000 basis point rise or fall in the euro (to the GBP and USD) would only have a limited effect on the Group’s net debt, estimated at -2.4% and +2.9%, respectively.
15.4 Liquidity risk
Webhelp’s cash forecasts between the drawdown date and the date of repaying debt should allow the Group to honor its repayments when they fall due.
To manage its non-current financial liabilities as well as the debt that it has taken on with regard to its suppliers and other creditors, at 30 June 2023, the Group had €311.8 million in net cash and cash equivalents including €164.2 million of restricted cash related to LogBox liabilities at Webhelp Payment Services (see Note 18 “Cash and debt”) and €343.7 million in available credit lines at 30 June 2023, comprised of the following:
At 31 December 2022, the Group had €340.0 million in net cash and cash equivalents including €176.2 million of restricted cash related to Logbox liabilities at Webhelp Payment Services (see Note 18 “Cash and debt”) and €356.7 million in available credit lines comprised of the following:
On the basis of currently available information and the various scenarios projected by Management, the Group has the financial capacity to meet its financing requirements for the next 12-month period. The revolving credit facility has an expiry date of more than one year. The Group believes that it is not exposed to liquidity risk.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
NOTE 16 FINANCIAL INSTRUMENTS
Financial instruments categorized by fair value level were as follows:
(1) Hedging derivatives, namely forwards and non-deliverable forwards as well as EUR, GBP and USD interest rate hedges (swaps, cap spreads and collars) eligible for hedge accounting.
(2) Assets / liabilities measured at fair value through equity correspond to liabilities for put options on non-controlling interests
(3) Assets / liabilities measured at fair value through profit or loss correspond to liabilities for contingent consideration payable on business combinations ("earn outs"). Earn outs calculation is based on future EBITDA of entities acquired as defined by the purchase agreement.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
NOTE 17 TRADE AND OTHER RECEIVABLES
Receivables can be broken down by type as follows:
All receivables are due within one year.
The Webhelp Group has set up several factoring schemes to finance its working capital requirement. The factoring agreements are non-recourse, except for one contract set up with RBS in the United Kingdom for up to GBP 12.5 million unused as of June 30, 2023. The receivables subject to non-recourse factoring are derecognized based on IFRS 9 derecognition criteria.
The non-recourse factoring agreements include factoring and reverse factoring schemes that the Webhelp Group has set up with some of its customers. The maximum financing amount at 30 June 2023 is €210 million, of which €154 million used; at 31 December 2022 is €210 million, of which €200 million used.
NOTE 18 CASH AND DEBT
18.1 Cash, cash equivalents and net debt
In connection with the acquisition by Groupe Bruxelles Lambert (GBL), a new loan “Term loan B” was taken out by Marnix SAS in 2019, as the previous loan had been paid back early under the “change of control” clause in the previous banking documents. This loan was extended in 2021 for the OneLink acquisition. The principal amount and interest rate for each credit facility at 30 June 2023 were as follows:
•€1,020 million drawn down from the B1 EUR facility, denominated in EUR, on November 19, 2019, bearing interests on variable reference rate (Euribor index) and a margin of 2.75% subject to margin ratchet mechanism
•£125 million drawn down from the B1 GBP facility, denominated in GBP, on November 19, 2019, bearing interests on variable reference rate (Sonia index) and a margin of 4.0% subject to margin ratchet mechanism
•€285.6 million drawn down from the B1 EUR facility, denominated in EUR, on July 30, 2021, bearing interests on variable reference rate (Euribor index) and a margin of 3.25% subject to margin ratchet mechanism
•$343 million drawn down on the B1 USD facility, denominated in USD, on July 30, 2021 (denominated in USD as from August 2, 2021), after repayment, bearing interests on variable reference rate (Sofr index) and a margin of 3.75% subject to margin ratchet mechanism.
The euro-denominated revolving credit facility (RCF) amounted to €311,6 million, the full amount of which was available at 30 June 2023 bearing interest on variable reference rate (Euribor index) and a margin of 2.5% subject to margin ratchet mechanism.
The initial term loan B and the RCF mature in 2026, the extension of term loan B matures in 2028.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
The Group’s net debt as of June 30, 2023 was as follows:
18.2 Breakdown of borrowings and other financial debts
The Group’s gross financial debt broke down as follows:
18.3 LogBox activity – specific characteristic of the Webhelp Payment Services (WPS) Group
Given the payment activity and in accordance with Article L. 522-17 of the French Monetary and Financial Code, funds received by the Group on behalf of its clients are credited to bank accounts opened specifically for this purpose, which are called holding accounts. The amounts held in such accounts were recognized at the reporting date as cash and cash equivalents.
In the Group’s financial statements, this restricted cash is classified within “cash and cash equivalents”, i.e. it is held to handle the entity’s short-term cash commitments. An equivalent liability of €164.2 million is recognized in “other current liabilities” as of June 30, 2023, which is extinguished in the short term (a few days) when the amounts received by WPS are paid out.

Marnix Lux SA Unaudited Interim Condensed Consolidated Financial Statements as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022
NOTE 19 EQUITY
19.1 Share capital
At 30 June 2023, share capital amounted to €13.6 million, comprising 1,359,979,209 shares each with a nominal value of €0.01, all of the same category. At 31 December 2022, share capital amounted to €13.6 million, comprising 1,359,707,274 shares each with a nominal value of €0.01, all of the same category.
The Group is not subject to any debt-to-equity ratio covenants in its debt contracts.
19.2 Treasury shares
Marnix Lux SA purchased during the first semester 2023 and the full year 2022, own shares for an amount of €0.1 million and €0.2 million respectively, related to service-based free share plans set up for Webhelp employees and corporate. All amounts have been deducted from equity.
19.3 Dividends
No dividends were distributed to shareholders.
NOTE 20 TRADE AND OTHER PAYABLES
Trade and other payables break down as follows:
(1)LogBox liabilities at Webhelp Payment Services (see Note 18.3 “LogBox activity – specific characteristic of the WPS Group”)
(2)Other liabilities mainly include:
•As of June 30 , 2023:
-Earnouts and put options on non-controlling interests due in less than one year for €47.3 million;
-Advances received from customers for € 10.1 million;
-Short-term hedging instruments for €4.2 million;
-Deferred income for €11.5 million.
•As of December 31, 2022:
-Earnouts and put options on non-controlling interests due in less than one year for €21.8 million;
-Advances received from customers for €7.4 million;
-Short-term hedging instruments for €7.1 million;
-Deferred income for €11.2 million.
Trade and other payables are all due within one year.
NOTE 21 SUBSEQUENT EVENTS
There were no material subsequent events.